UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland	001-37569	98-1275166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Northbrook Drive, Suite 200 Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.01 per share	SBBP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

Appointment of Richard S. Kollender as President and Chief Financial Officer

On February 12, 2021, the board of directors (the “Board”) of Strongbridge Biopharma plc (the “Company”) appointed Richard S. Kollender to the position of President and Chief Financial Officer, effective March 3, 2021 (the “Effective Date”).

Mr. Kollender, age 51, has served as the Company’s Chief Operating Officer since September 2019. From March 2015 until his executive-level appointment in September 2019, Mr. Kollender served on the Company’s Board of Directors and also as Chairman of the Audit Committee. Since January 2011, he has served as a Partner and Executive Manager of Quaker Partners Management, LP, a healthcare investment firm, which he initially joined in 2003, and was promoted to Partner in 2005. In addition, from August 2016 through September 2018, Mr. Kollender served as Chief Business Officer and Chief Financial Officer of Rapid Micro Biosystems, a Quaker Partners’ portfolio company. Mr. Kollender held positions in sales, marketing and worldwide business development at GlaxoSmithKline (“GSK”), and served as investment manager at S.R. One, the corporate venture capital arm of GSK. Mr. Kollender holds a B.A. in accounting from Franklin and Marshall College and an M.B.A. and a certificate degree in the Graduate Program in Health Administration and Policy, both from the University of Chicago, and practiced as a certified public accountant for six years at public accounting firms including KPMG.

In connection with Mr. Kollender’s appointment as President and Chief Financial Officer, the Company intends to enter into an amended and restated employment agreement with Mr. Kollender, in the form previously filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2018, effective as of the Effective Date, pursuant to which he will be entitled to (i) an annual base salary in the amount of $495,000.00; (ii) an annual target bonus of 45% of his annual base salary; and (iii) such other benefits that are generally available to executive officers of the Company. Mr. Kollender will also be granted a restricted stock unit award of 80,000 ordinary shares of the Company, under the Company’s 2015 Equity Compensation Plan (the “2015 Plan”) on the Effective Date.

Resignation of Robert Lutz as Chief Financial Officer

On February 10, 2021, Mr. Lutz notified the Company that he would be resigning from the Company to pursue an opportunity outside the Company, effective as of the Effective Date. There were no disagreements between Mr. Lutz and the Company on any matter relating to the Company’s operations, policies or practices that resulted in his resignation.

Item 8.01Other Events

On February 16, 2021, the Company issued a press release announcing the changes to management described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release announcing these developments is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Table

99.1	Press Release issued by Strongbridge Biopharma plc, dated February 16, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBRIDGE BIOPHARMA PLC

	By:	/s/ Stephen Long
	Name:	Stephen Long
	Title:	Chief Legal Officer

Date: February 16, 2021